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                                                                    EXHIBIT 99.2

                         ------------------------------

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                        PLANET POLYMER TECHNOLOGIES, INC.

                         ------------------------------


        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS THE SECURITIES ARE SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


               FOR VALUE RECEIVED, SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P., or assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from PLANET POLYMER TECHNOLOGIES, INC., a California corporation (the "Company"), up to 375,000 shares of Common Stock, without par value, of the Company ("Common Stock") at any time or from time to time during the period commencing on the date hereof through and including September __, 2002 (the "Termination Date"), at a price per share equal to $2.75 (the "Exercise Price"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon any exercise of this Warrant are hereinafter sometimes referred to as "Warrant Shares". This Warrant is issued by the Company pursuant to the Securities Purchase Agreement of even date

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                                                                               2

herewith (the "Purchase Agreement") between the Company and Holder and shall be entitled to the rights set forth therein, including certain registration rights relating to the Warrant Shares.

          (a) EXERCISE OF WARRANT. Subject to paragraph (l) hereof, this Warrant may be exercised in whole or in part at any time or from time to time until the Termination Date; provided, however, that if the date of exercise shall be a day on which banking institutions in the State of New York shall be authorized by law to close, then the Warrant shall be exercisable on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such Form. As soon as practicable after each such exercise, but not later than two (2) days following the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant shall be exercised in part, the Company shall, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of the Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and accompanied by proper payment, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then have been physically delivered to the Holder.

          (b) RESERVATION OF SHARES. The Company covenants and agrees that it shall at all times reserve for issuance and delivery upon exercise of the Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of the Warrant. In addition, the Company further covenants and agrees that all Warrant Shares, upon issuance, shall

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                                                                               3

be duly and validly issued, fully paid and non-assessable and no personal liability shall attach to the holder thereof.

          (c) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. All fractional shares shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock.

          (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant shall be exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company, without charge, shall execute and deliver new Warrants in the name of the assignee named in such instrument of assignment and this Warrant shall be cancelled promptly, provided that the Company shall receive from the Holder an opinion of counsel that such assignment, as contemplated by the Holder, shall not violate applicable Federal or state securities laws. Such opinion (in form and substance) shall be reasonably satisfactory to the Company. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrants" as used herein shall include any warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.


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                                                                               4

          (e) RIGHTS OF HOLDER. The Holder shall not, until exercise hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder shall be limited to those expressed herein and shall not be enforceable against the Company except to the extent set forth herein.

          (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of any of the following events:

               (i) In the event the Company shall issue or sell any shares of Common Stock (except as provided in paragraph (f)(v) hereof) for a consideration per share less than the greater of (A) the Exercise Price in effect immediately prior to such issue or sale and (B) eighty-five percent (85%) of the Market Price (as defined in paragraph (f)(ii)(G) hereof) on the date of such issue or sale, then the Exercise Price in effect immediately prior to such issue or sale, shall be reduced to such lesser price (calculated to the nearest cent) as shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such additional shares and (ii) the number of shares of Common Stock which the aggregate consideration received for the issuance or sale of such additional shares would purchase at the greater of the Exercise Price then in effect or, if such shares of Common Stock shall have been issued for a consideration per share less than eighty-five percent (85%) of the Market Price on the date of issuance or sale, the current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance or sale of such additional shares. For purposes of this paragraph (f)(i), all shares of Common Stock issuable upon exercise of outstanding options and warrants, and all shares of Common Stock issuable upon exercise of this Warrant, shall be deemed to be outstanding.



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                                                                               5

               (ii) For the purposes of paragraph (f)(i) above, the following subparagraphs (A) to (G), inclusive, shall be applicable:

                      (A) If at any time the Company shall issue or sell any
               rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities shall be immediately exercisable, and the price per share for which Common Stock shall be issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which shall relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (2) the total number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the greater of (x) the Exercise Price in effect immediately prior to the time of the issue or sale of such rights or options and (y) eighty-five percent (85%) of the Market Price at the time of such issue or sale, then the total number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or



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                                                                               6

               options) be deemed to be outstanding and to have been issued for such price per share, and except as provided in paragraph
               (f)(iv), no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities, upon the exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                      (B) If at any time the Company shall issue or sell any
               Convertible Securities, whether or not the rights to exchange or convert thereunder shall be immediately exercisable, and the price per share for which Common Stock shall be issuable upon such conversion or exchange (determined by dividing (1) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the greater of (x) the Exercise Price in effect immediately prior to the time of such issue or sale and
               (y) eighty-five percent (85%) of the Market Price at the time of such issue or sale, then the total number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, and, except as provided in paragraph (f)(iv) no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. In addition, if any issue or sale of such Convertible Securities shall be made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price shall have been or shall be made pursuant to other provisions of this


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               paragraph (f)(ii), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                      (C) If at any time the Company shall declare and pay a
               dividend or make any other distribution upon the Common Stock payable in Common Stock or Convertible Securities, any such Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                      (D) If at any time any shares of Common Stock or
               Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value of the net assets of such merged corporation as determined by the Board of Directors after deducting therefrom all cash and other

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               consideration (if any) paid by the Company in connection with such merger.

                      (E) If at any time the Company shall take a record of the
               holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (2) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                      (F) The number of shares of Common Stock outstanding at
               any given time shall not include shares owned or held by or for the account of the Company, provided that such shares are neither issued, sold or otherwise distributed by the Company.

                      (G) For purposes hereof, the "Market Price" shall mean the closing bid price of the Common Stock on The Nasdaq SmallCap Market, The Nasdaq National Market or the principal exchange upon which the Common Stock may be listed, or, if the Common Stock shall not then be quoted on The Nasdaq SmallCap Market or The Nasdaq National Market or listed on a national securities exchange, but shall otherwise be traded in the over-the-counter market, on such over-the-counter market, in each case on the day prior to the date of determination of such "Market Price." If at any time the Common Stock shall not be quoted on The Nasdaq SmallCap Market or the Nasdaq National Market, listed on a national securities exchange, or otherwise traded in the over-the-counter market, the "Market Price" of a share of Common Stock shall be deemed to be the higher of (x) the book value thereof (as determined by any firm of independent public accountants of nationally recognized standing selected by the Board of Directors) as of the

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               last day of any month ending within 60 days preceding the date of determination, or (y) the fair value thereof (as determined in good faith by the Board of Directors) as of a date which shall be within 15 days of the date of determination.

               (iii) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. In case at any time the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this paragraph (f)(iii) shall become effective at the close of business on the date the subdivision or combination shall become effective.

               (iv) If the purchase or exercise price provided for in any right or option referred to in paragraph (f)(ii)(A), or the rate at which any Convertible Securities referred to in paragraph (f)(ii)(A) or (B) shall be convertible into or exchangeable for Common Stock, shall change or a different purchase or exercise price or rate shall become effective at any time or from time to time (including any change resulting from termination of such right, option or convertible security), then, upon such change becoming effective, the Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Exercise Price as would have been obtained had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (A) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities consideration received therefor and (B) the granting or issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price.


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               (v) The Company shall not be required to make any adjustment to the Exercise Price in the case of:

                      (A) the granting, after the date hereof, by the Company of stock options under the Company's 1995 Stock Option Plan, so long as the shares of Common Stock underlying such options are covered by the 500,000 shares currently reserved for issuance under such Plan as of the date hereof;

                      (B) the issuance of shares of Common Stock, pursuant to
               the exercise of the options referred to in paragraph (f)(v)(A) above or the exercise of any other options or warrants outstanding as of the date hereof;

                      (C) the issuance of shares of the Company's Series A
               Convertible Preferred Stock (the "Preferred Shares") under the Purchase Agreement or of shares of Common Stock upon the conversion of any such shares of the Company's Series A Convertible Preferred Stock or upon the exercise of any of the Warrants; or

                      (D) the issuance of warrants to purchase up to 100,000
               shares of Common Stock to LBC Capital Resources, Inc. ("LBC") as a portion of its finder's fee pursuant to that certain letter agreement, dated May 9, 1997, between LBC and the Company and the issuance of shares of Common Stock upon the exercise thereof.

               (vi) Whenever the Exercise Price payable upon exercise of this Warrant shall be adjusted pursuant to this paragraph (f), the number of Warrant Shares purchasable upon exercise hereof simultaneously shall be adjusted by multiplying the number of Warrant Shares issuable immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

          (g) OFFICER'S CERTIFICATE. The Company shall give notice to each record holder of the Warrants of any event or


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transaction that shall result in an adjustment in the Exercise Price, within five (5) business days thereof, at such Holder's address as the same appears on the books of the Company, including a computation of such adjustment and any adjustment in the number of Warrant Shares for which such Holder may exercise such Holder's Warrant and any further information as shall be necessary to confirm the computation of such adjustments.

          (h) CERTAIN NOTICES TO HOLDERS. So long as this Warrant shall be outstanding, if (i) the Company shall pay any dividend or make any distribution upon the Common Stock, (ii) the Company shall offer to the holders of the Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation, merger or other business combination of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least 20 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record date shall be established for the purpose of such dividend, distribution or rights or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up shall take place and the date, if any to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (i) RECLASSIFICATION, REORGANIZATION, MERGER OR OTHER BUSINESS COMBINATION. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation, merger or other business combination of the Company with or into another corporation or other entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which shall

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not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation or other entity of all or substantially all of the assets of the Company (other than a sale of all or substantially all of the assets of Deltco of Wisconsin, Inc., a Wisconsin corporation), the Company shall cause effective provisions to be made so that the Holder, by exercising this Warrant at any time after the consummation of such reclassification, change, consolidation, merger, sale or conveyance, shall be entitled to receive the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder shall have exercised this Warrant immediately prior to such consummation. Any such provision shall include provisions for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this paragraph (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that, in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock subject to the provisions of paragraph (f) hereof.

          (j) BUY-IN RIGHTS. In the event that (i)(A) the Company shall fail for any reason to deliver shares of Common Stock to a Holder (other than for reasons within the control of such Holder) upon any exercise of this Warrant within the period specified in paragraph (a) hereof or (B) the Company shall fail to remove any restrictive legend on any certificates evidencing such shares of the Common Stock as and when required under Section 5(i) of the Purchase Agreement and (ii) thereafter, such Holder shall purchase (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such Holder of (A) the shares of Common Stock which such Holder anticipated receiving upon such exercise, or (B) such unlegended

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shares of Common Stock, as the case may be (in each case, the "Sold Shares"), then the Company shall pay to such Holder (in addition to any other remedies available to the Holder) the amount by which (x) such Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased shall exceed (y) the net proceeds received by such Holder from the sale of the Sold Shares. The Company shall make any payments required pursuant to this paragraph (j) within five days after receipt of written notice from the Holder setting forth the calculation of the amount due hereunder. The provisions of this paragraph (j) shall not apply with respect to any exercise of this Warrant prior to December __, 1997.

          (k) REDEMPTION. At any time after six months following the date hereof, the Company, upon notice given to each Holder, may elect to redeem all of the outstanding Warrants at a price per Warrant equal to $0.10 for each Warrant Share for which each such Holder's Warrants may then be exercised, if, but only if: (i) the Market Price shall have been at least $6.00 (which amount shall be adjusted in the manner set forth in paragraph (f)(iii) hereof) on each of the ten business days immediately preceding such notice, (ii) the registration statement required to be filed under Section 4(b) of the Purchase Agreement (the "Shelf Registration Statement") shall be effective and permit the sale of all Warrant Shares for which such Warrants may then be exercised and
(iii) the Common Stock shall be listed and trading on The Nasdaq SmallCap Market, The Nasdaq National Market or a national securities exchange. Any such redemption shall be effective on the thirtieth day following the date of such notice; provided, however, that a Holder of Warrants may elect at any time prior to the effective date of redemption to exercise all or any portion of its Warrants in accordance with the terms hereof; and provided, further, that the Company's right to redeem shall be suspended during such thirty day period for the number of days that all Warrant Shares may not be sold pursuant to an effective registration statement for any reason whatsoever or the Common Stock shall not be listed and trading on The Nasdaq SmallCap Market, The Nasdaq National Market or a national securities exchange. The notice period shall then be extended for a period of time equal to the number of days during the notice period during which the Shelf Registration Statement shall not have

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permitted the sale of all Warrant Shares or the Common Stock shall not have been so listed and trading. The redemption price shall be payable in full, in cash, on the effective date of any redemption pursuant to this paragraph (k). A redemption notice delivered by the Company pursuant to this paragraph (k) shall be irrevocable.

          (l) NASDAQ LIMITATIONS. Unless permitted by the applicable rules and regulations of The Nasdaq SmallCap Market (or the principal securities exchange on which the Common Stock shall be listed or traded if changed from The Nasdaq SmallCap Market), the aggregate number of shares of Common Stock (i) issued or issuable upon conversion of the Preferred Shares, (ii) issued as dividends on the Preferred Shares under Section 2 of the Certificate of Determination relating thereto, (iii) issued as Default Shares under Section 4(g) of the Purchase Agreement, (iv) issued or issuable upon exercise of this Warrant and
(v) issued or issuable upon exercise of up to 100,000 of the warrants described in paragraph (f)(v)(D) hereof shall not exceed the number of shares of Common Stock that the Company can issue pursuant to Nasdaq Marketplace Rule 4310(c)(25)(H) (as amended as set forth in SEC Release No. 34-38469).

(m) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

          (n) NOTICES. Any notice required to be given or delivered to the Company under the terms of this Warrant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Holder shall be in writing and addressed to the Holder at the address indicated in the Purchase Agreement or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any nationally recognized overnight courier (prepaid); or one
(1) business day after transmission by facsimile and receipt by the sender of facsimile confirmation.

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                                                                              15

               IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the undersigned, each being duly authorized, as of the date below.

Dated:  September __, 1997

                               PLANET POLYMER TECHNOLOGIES, INC.


                            By
                              ------------------------------------------------
                                 Name:
                                 Title:


Attest:



------------------------------------------
                            , Secretary

                                  PURCHASE FORM


               The undersigned hereby irrevocably elects to exercise the Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of $____________ in payment of the Exercise Price.

                                 --------------


                                 ASSIGNMENT FORM

               FOR VALUE RECEIVED, _____________ hereby sells, assigns and transfers unto

Name:_______________________ Social Security No.
        (print in block letters)        or Federal Taxpayer Identification
No.:_________


Address:__________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of ______ shares of Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________, as Attorney, to transfer the same on the books of the Company with full power of substitution.


Date ________________, 19__   Signature__________________
                              Name:
                              Title: